UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2013

CHATHAM LODGING TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34693	27-1200777
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

50 Cocoanut Row, Suite 211, Palm Beach, Florida		33480
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(561) 802-4477

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On June 11, 2013, Chatham Lodging Trust (the "Company") issued a press release to announce that it has signed an agreement to acquire the 178-room Hyatt Place® Pittsburgh North Shore in Pittsburgh, Pennsylvania (the "Pittsburgh Hyatt Place") and to update its expectations with respect to revenue per available room ("RevPAR") for the second quarter of 2013.

A copy of such press release is furnished as Exhibit 99.1 to this report.

Item 8.01 Other Events.

Hotel Under Contract

On May 17, 2013, a wholly owned subsidiary of Chatham Lodging Trust(the "Company") entered into an agreement to acquire the Pittsburgh Hyatt Place for a total cash purchase price of $40.0 million, plus customary pro-rated amounts and closing costs. The Company expects to fund the purchase price for the Pittsburgh Hyatt Place with borrowings on its secured revolving credit facility and through the issuance of property-specific debt. The Company currently anticipates that the acquisition of the Pittsburgh Hyatt Place will close by June 17, 2013. However, because the acquisition remains subject to customary closing requirements and conditions, the Company can give no assurance that the acquisition will be consummated during that time period or at all.

Second Quarter 2013 RevPAR

As the Company has previously disclosed, the Company is in the process of rebranding its former DoubleTree Guest Suites hotel in Washington, D.C. hotel to a Residence Inn by Marriott (the "Washington Hotel"). The rebranding process involves renovations to the guest rooms and common areas and, as a result, certain rooms at the Washington Hotel are out of service during the renovation period, which is expected to be completed in the third quarter of 2013. These rooms out of service during this period will negatively affect the Company’s RevPAR for the second quarter ending June 30, 2013. The Company currently expects to report RevPAR of $114-115 for its 20 wholly-owned hotels for the second quarter of 2013, a 2-3% increase from RevPAR for the three months ended June 30, 2012. The Company anticipates a 4.5-5% increase from RevPAR for the three months ended June 30, 2012 for 19 of its 20 wholly-owned hotels (excluding the Washington Hotel).

The Company has estimated its anticipated RevPAR for the three months ended June 30, 2013 in good faith based on its internal reporting of its results to date. The Company can provide no assurance that, upon completion of the quarter and completion of the accounting and financial reporting processes and finalizing the financial statements as of and for the three months ended June 30, 2013, the Company will not report RevPAR for the second quarter 2013 materially different than as set forth above.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release Dated June 11, 2013

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

June 11, 2013	By:	Dennis M. Craven

Name: Dennis M. Craven
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated June 11, 2013